As filed with the Securities and Exchange Commission on March 26, 2004.

                                                      Registration No. 333-30735

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                       ----------------------------------

                               FARREL CORPORATION
             (Exact name of registrant as specified in its charter)

                       ----------------------------------
         Delaware                                            22-2689245
(State or other jurisdiction                              (I.R.S. Employer
     of Incorporation)                                   Identification No.)

           25 Main Street
         Ansonia, Connecticut                                  06401
(Address of principal executive offices)                     (Zip Code)

                               FARREL CORPORATION
                       1997 EMPLOYEES' STOCK PURCHASE PLAN
                            (Full title of the Plan)
                       ----------------------------------

                              James L. Burns, Esq.
                          General Counsel and Secretary
                               Farrel Corporation
                                 25 Main Street
                           Ansonia, Connecticut 06401
                     (Name and address of agent for service)
                                 (203) 736-5500
          (Telephone number, including area code, of agent for service)

                       ----------------------------------

                       DEREGISTRATION OF UNSOLD SECURITIES

      This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-30735) (the "Registration Statement") of Farrel Corporation (the "Company") which was filed with the Securities and Exchange Commission and became effective on July 3, 1997. The Registration Statement registered an aggregate of 500,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), for offering pursuant to the Company's 1997 Employees' Stock Purchase Plan. Of the 500,000 shares registered originally, 338,333 remain unallocated.

      As previously announced, the Company's board of directors unanimously approved plans to deregister the Common Stock under the Securities and Exchange Act of 1934, as amended. In connection with the approval of those plans, the board of directors of the Company has approved the termination of the offering pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement as of the date of this Post-Effective Amendment No. 1.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ansonia, State of Connecticut on March 23, 2004.

                                        FARREL CORPORATION


                                        By: /S/ Rolf K. Liebergesell
                                            ------------------------------------
                                            Rolf K. Liebergesell
                                            Chairman of the Board and
                                            Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed on March 23, 2004 by the following persons in the capacities indicated:

SIGNATURE                                   TITLE
---------                                   -----


/s/ Rolf K. Liebergesell            Chairman of the Board of Directors and
------------------------------      Chief Executive Officer
Rolf K. Liebergesell


/s/ Walter C. Lazarcheck            Vice President, Chief Financial Officer
------------------------------
Walter C. Lazarcheck


/S/ Charles S. Jones
------------------------------
Charles S. Jones                    Director


/S/ Alberto Shaio
------------------------------
Alberto Shaio                       Director


/S/ James A. Purdy
------------------------------
James A. Purdy                      Director


/S/ Howard J. Aibel
------------------------------
Howard J. Aibel                     Director